Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of REV Group, Inc. of our reports dated December 21, 2017, relating to the consolidated financial statements, and the financial statement schedule of REV Group, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of REV Group, Inc. for the year ended October 31, 2017.

We also consent to the reference of our firm under the caption “Experts” in such Prospectus.

/s/ RSM US LLP

Milwaukee, Wisconsin

March 23, 2018